UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2015

HUBBELL INCORPORATED
(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (475) 882-4000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
On January 29, 2015, Hubbell Incorporated (the “Company”) announced its financial results for the fourth quarter of 2014. The Company reported net sales of $848.8 million and earnings per diluted share of $1.38 for the fourth quarter of 2014, including approximately five million of restructuring costs, as compared to net sales of $806.6 million and earnings per diluted share of $1.38 reported for the fourth quarter of 2013. The Company also reported net income attributable to Hubbell of $81.3 million for the fourth quarter of 2014, as compared to net income attributable to Hubbell of $82.0 million for the fourth quarter of 2013.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.
ITEM 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DOCUMENT DESCRIPTION
99.1	Press Release dated January 29, 2015 pertaining to the financial results of the Company for the fourth quarter and full year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Joseph A. Capozzoli
	Name:	Joseph A. Capozzoli
	Title:	Vice President, Controller
Date: January 29, 2015

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION
99.1	Press Release dated January 29, 2015 pertaining to the financial results of the Company for the fourth quarter and full year ended December 31, 2014.